UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549



                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




  Date of report (Date of earliest event reported):  January 1, 2001




                       LASALLE HOTEL PROPERTIES
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Maryland               1-14045                    36-4219376
-----------------     ------------------------     --------------------
(State or other       (Commission File Number)     (IRS Employer
jurisdiction of                                    Identification No.)
incorporation
or organization)




4800 Montgomery Lane, Suite M25,
Bethesda, MD                                         20814
----------------------------------------           ---------
(Address of Principal Executive Offices)           (Zip Code)




Registrant's telephone number, including area code:  301/941-1500




                            Not Applicable
    --------------------------------------------------------------
    (Former name or former address, if changed since last report.)












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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)   Exhibits

           The following exhibit is included with this Report:

           Exhibit 99 Pro forma Financial Data.




ITEM 9.  REGULATION FD DISCLOSURE.

     Until January 1, 2001, LaSalle Hotel Properties ("LHO") leased four of their hotels to LaSalle Hotel Lessee, Inc. ("LHL") of which LHO owned a 9.0% interest. Each of the leases was a 10-year participating lease under which LHL was required to pay a fixed base rent plus participating rent based on a percentage of revenues at the hotel.

     Changes to the federal tax laws governing REITs were enacted in 1999 and became effective on January 1, 2001. Under those changes, LHO is permitted to create subsidiaries that lease properties currently owned. The subsidiaries are taxable in a manner similar to subchapter C corporations. Because of these changes in the tax laws, LHO acquired LHL as a wholly owned taxable subsidiary as of January 1, 2001.



     NOTE: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.




































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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 2, 2001         LASALLE HOTEL PROPERTIES


                            By:   /s/ Hans S. Weger
                                  -------------------------
                                  Hans S. Weger
                                  Executive Vice President,
                                  Treasurer and
                                  Chief Financial Officer




















































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                             EXHIBIT INDEX




Exhibit Number        Description
--------------        -----------

Exhibit 99            Pro forma Financial Data.





























































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